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                                   EXHIBIT 11

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      INCSTAR CORPORATION AND SUBSIDIARIES



                                                                 Quarter Ended
                                                         April 4, 1997  March 29, 1996
                                                         -------------  --------------
PRIMARY EARNINGS PER COMMON SHARE:
  Average shares outstanding                                16,505,457      16,413,689
  Dilutive stock options and warrants - based
  on the treasury stock method                                 218,664         219,676
                                                         -------------  --------------
                                                            16,724,121      16,633,365
                                                         =============  ==============
    Net income                                        $        721,000     $ 1,158,000
                                                         =============  ==============
    Net income per share                              $           0.04     $      0.07
                                                         =============  ==============


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